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                                                                    EXHIBIT 1.1

                        TOYOTA MOTOR CREDIT CORPORATION
                          19001 South Western Avenue
                          Torrance, California 90509


                               January 12, 2000

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Merrill Lynch World Headquarters
North Tower, 23rd Floor
World Financial Center
New York, New York 10281-1323

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

LEHMAN BROTHERS INC.
American Express Tower
World Financial Center
New York, New York 10285

J.P. MORGAN SECURITIES INC.
60 Wall Street
New York, New York 10260

MORGAN STANLEY DEAN WITTER
Morgan Stanley & Co. Incorporated
1585 Broadway, 2nd Floor
New York, New York 10036

SALOMON SMITH BARNEY
Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

           Re:   Amendment No. 1 to First Amended and Restated
                 Distribution Agreement dated September 3, 1998
                 ----------------------------------------------

Ladies and Gentlemen:

     Reference is hereby made to the First Amended and Restated Distribution Agreement, dated September 3, 1998 (the "Distribution Agreement"), among Toyota Motor Credit

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Corporation, a California corporation (the "Company") and Merrill Lynch &
Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Lehman Brothers Inc., Goldman Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., as Agents with respect to the issue and sale by the Company of its Medium-Term Notes described therein. Terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement.

     1. The first three lines at the top of the first page of the Distribution Agreement are hereby amended as follows:

                        TOYOTA MOTOR CREDIT CORPORATION
           Medium-Term Notes Due More Than One Year From Date of Issue

     2. The first sentence of the second paragraph on page two of the Distribution Agreement is hereby amended as follows:

            The Company confirms its agreement with Merrill Lynch, Lehman, Goldman and J.P. Morgan and enters into an agreement with Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Salomon Smith Barney Inc. ("SSB") (collectively, the "Agents") with respect to the issue and sale by the Company of its Medium-Term Notes Due More Than One Year From Date of Issue (the "Notes").

     3. ADDITIONAL AUTHORIZED NOTES. Pursuant to the third introductory paragraph of the Distribution Agreement, the Company hereby delivers to each of you an original copy of the Officers' Certificate delivered to the Trustee on the date hereof pursuant to Section 301 of the Indenture authorizing the issuance of $1,000,000,000 aggregate principal amount of Notes, in addition to $9,800,000,000 aggregate principal amount of Notes previously authorized for issuance (including $800,000,000 authorized by the Officer's Certificate dated September 29, 1999), $96,060,000 of which remains unissued as of the date hereof; provided that, in calculating the aggregate principal amount of Notes authorized, (i) with respect to Notes issued at a discount to face, the initial offering price shall be used, (ii) with respect to Notes issued at a premium to face, the face amount of such Notes shall be used, and (iii) with respect to Notes denominated in a currency other than U.S. dollars the U.S. dollar equivalent of such Notes shall be used.

     4. The first sentence of Section 1(a) (Appointment of Agents) is hereby amended to add the following words after "exclusive agent": "subject to the provisions contained in this Section 1(a)."

     5. The third sentence of Section 1(a) is hereby amended in its entirety as follows:

            "Notwithstanding the foregoing, the Company reserves the right to
            (i) appoint additional agents for the purpose of assisting in the placement of the Notes during the term of this Agreement under the terms of an agreement substantially identical to this Agreement (provided that the commission to be paid to such additional agents in connection with the sale of any Note shall be the applicable commission

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            determined pursuant to Section 3(a) hereof), and (ii) sell Notes to one or more underwriters in a discrete principal transaction or transactions (whether on an individual or syndicated basis) so long as such underwriter or underwriters shall execute an agreement substantially identical to this Agreement relating to such principal transaction or transactions (such person and/or entity described in subclause (ii) of this sentence shall be referred to herein as a "Dealer"), provided however, that no such agreement will appoint any such underwriter an agent under this Agreement except as relates to the related transaction or transactions.

6. The third sentence of Section 1(c) is hereby amended in its entirety as follows:

        "No Agent shall have any obligation to purchase notes from the Company as principal but such Agent, individually or as part of a syndicate with other Agents and/or Dealers, may agree from time to time to purchase Notes as principal."

7. The first paragraph of Section 3(a) is hereby amended in its entirety as follows:

        "(a) SOLICITATIONS AS AGENT. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and an Agent, such Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Notes upon the terms and conditions set forth in the Prospectus. The Agents are not authorized to appoint sub-agents with respect to Notes sold through them as agent."

8.  Section 3(b) is hereby amended in its entirety as follows:

"(b)   PURCHASES AS PRINCIPAL.  Notes purchased from the Company by an
       Agent or Dealers individually or as part of a syndicate with one or more other Agents and/or Dealers, as principal shall be made in accordance with the terms contained herein and, if requested by such Agent or Dealer, pursuant to a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof, by such Agent or Dealer. Each such separate agreement (which may be an oral agreement) between one or more Agents and/or Dealers and the Company is herein referred to as a "Terms Agreement." Unless the context otherwise requires, each reference contained herein to "this Agreement" shall be deemed to include any Terms Agreement between the Company and one or more Agents and/or Dealers. Each such Terms Agreement, whether oral or in writing, shall be with respect to such information (as applicable) as is specified in Exhibit A hereto. An Agent's and/or Dealer's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth and, as applicable, as set forth in any Terms Agreement. Each Terms Agreement shall specify the principal amount of Notes to be purchased by each Agent and/or Dealer pursuant thereto, the price to be paid to the Company for such Notes (which, if not so specified in a Terms Agreement, shall be at a discount equivalent to the applicable commission set forth in

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Schedule A hereto), the time and place of delivery of and payment for such
Notes, if the trade is being made with two or more Agents and/or Dealers, the applicable default provisions in the event of a default by one or more of the Agents and/or Dealers, and such other provisions (including further terms of the Notes) as may be mutually agreed upon. The Agents and/or Dealers may engage the services of any broker or dealer in connection with the resale of the Notes purchased by them as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers or dealers. Such Terms Agreement shall also specify whether or not any of the officer's certificate, opinions of counsel or comfort letter specified in Sections 7(b), 7(c) and 7(d) hereof shall be required to be delivered by the Company on the related Settlement Date.

     If the Company and two or more Agents and/or Dealers enter into an agreement pursuant to which such Agents and/or Dealers agree to purchase Notes as part of a syndicate and one or more of such Agents and/or Dealers shall fail at the Settlement Date to purchase the Notes which it or they are obligated to purchase (the "Defaulted Notes"), then the nondefaulting Agents and/or Dealers shall have the right, within 24 hours thereafter, to make arrangements for one of them or one or more other Agents or underwriters to purchase all, but not less than all, of the Defaulted Notes in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if such arrangements shall not have been completed within such 24-hour period, then:

          (i) if the aggregate principal amount of Defaulted Notes does not exceed 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents and/or Dealers on the Settlement Date, the nondefaulting Agents and/or Dealers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective initial underwriting obligations bear to the underwriting obligations of all nondefaulting Agents and/or Dealers; or

          (ii) if the aggregate principal amount of Defaulted Notes exceeds 10% of the aggregate principal amount of Notes to be so purchased by all of such Agents and/or Dealers on the Settlement Date, such agreement to purchase such Notes shall terminate without liability on the part of any nondefaulting Agents and/or Dealers.

     No action taken pursuant to this paragraph shall relieve any defaulting Agent and/or Dealer from liability in respect of its default. In the event of any such default which does not result in a termination of such agreement, either the nondefaulting Agents and/or Dealers or the Company shall have the right to postpone the Settlement Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements."

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9.  Schedule A is hereby amended to delete the line item "From 9 months to less than 1 year .125%" from the table captioned "PERCENT OF MATURITY RANGES PRINCIPAL AMOUNT."

10. The notice provisions contained in Section 13 are hereby amended as follows with respect to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Salomon Smith Barney Inc.:

         "Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                        Incorporated
          Merrill Lynch World Headquarters
          North Tower, 15th Floor
          World Financial Center
          New York, New York 10281-1315
          Attention: MTN Products Management
                     Scott Primrose
          Telecopy:(212) 449-2234"

         "J.P. Morgan Securities Inc.
          60 Wall Street
          New York, New York 10260
          Attention:  Transaction Execution Group, 5th Floor
          Telecopy:  (212) 648-5151"

         "Salomon Smith Barney Inc.
          388 Greenwich Street
          New York, New York  10013
          Attention:  Medium Term Notes
          Telecopy:  (212) 816-0949"


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     Your signature below will signify your acknowledgement as of the date hereof of the Company's appointment of you as Agents with respect to the above referenced $10,800,000,000 aggregate principal amount of Notes (calculated as aforesaid) pursuant to the terms and conditions of the Distribution Agreement.











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     This Amendment No. 1 to the Distribution Agreement may be executed in several counterparts, each of which shall be deemed an original hereof.

                                   Very truly yours,

                                   TOYOTA MOTOR CREDIT CORPORATION

                                   By:   /s/ George E. Borst
                                      --------------------------------
                                      Name:  George E. Borst
                                      Title: Senior Vice President and
                                               General Manager

Accepted:

MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:   /s/ Scott Primrose
   -----------------------------
          Authorized Signatory


GOLDMAN, SACHS & CO.

By:   /s/ Frederick Knecht
   -----------------------------
          Authorized Signatory


LEHMAN BROTHERS INC.

By:  /s/  William Cohen
   -----------------------------
          Authorized Signatory


J.P. MORGAN SECURITIES INC.

By:   /s/ Raymond Schmitt
   -----------------------------
          Authorized Signatory


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MORGAN STANLEY & CO. INCORPORATED

By:   /s/ Harold Hendershot
   -----------------------------
          Authorized Signatory


SALOMON SMITH BARNEY INC.

By:   /s/ Martha D. Bailey
   -----------------------------
          Authorized Signatory





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